אבולעפיה שקרון ושות'
רואי חשבון
.Aboulafia Chekroun & Co
Certified Public Accountants

February 11, 2015

GLOBISENS LTD

We hereby consent to the inclusion in this Amended No 1 to the Registration Statement on Form S-1 of our reports dated October 31, 2014 relating to the financial statements as of December 31, 2013 and 2012 and the years then ended.

We also consent to the reference to our firm under the heading Aboulafia Chekroun & co.

Aboulafia Chekroun & co

Certified Public Accountants

Rival 7 St.Tel-Aviv 6777840 Fax: 03-5370020 :פקס Tel : 5370080 :'טל רח' ריב"ל 7 בית עמגר תל אביב 6777840
kanfei Nesharim St.15 Jerusalem Fax : 6515185 :פקס Tel : 6515155 :טל רח' כנפי נשרים 15 ירושלים 9546427